Exhibit 99.2
REVLON CONSUMER PRODUCTS CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions)

	Three Months Ended		Three Months Ended
	March 31, 2008		June 30, 2008
	As Reported	Updated	As Reported	Updated

Net sales	$320.4	$311.7	$376.4	$366.5
Cost of sales	117.4	113.1	130.0	124.5

Gross profit	203.0	198.6	246.4	242.0

Selling, general and administrative expenses	174.7	170.8	190.5	186.3
Restructuring costs and other, net	(6.2)	(6.2)	(5.4)	(5.4)

Operating income	34.5	34.0	61.3	61.1

Other expenses (income):
Interest expense	32.1	32.1	30.8	30.7
Interest income	(0.3)	(0.3)	(0.2)	—
Amortization of debt issuance costs	1.3	1.3	1.5	1.4
Foreign currency (gains), net	(4.3)	(4.3)	(1.3)	(1.2)
Miscellaneous, net	0.1	0.1	(0.1)	(0.1)

Other expenses, net	28.9	28.9	30.7	30.8

Income from continuing operations before income taxes	5.6	5.1	30.6	30.3
Provision for income taxes	6.1	5.8	8.8	8.6

(Loss) income from continuing operations	(0.5)	(0.7)	21.8	21.7

Income from discontinued operations, net of taxes	—	0.2	—	0.1

Net (loss) income	$(0.5)	$(0.5)	$21.8	$21.8